SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               December 2, 2002
              Date of Report (Date of earliest event reported)


                        Golf Product Technologies, Inc.
            (Exact name of registrant as specified in its charter)



                                    Florida
               (State or other jurisdiction of incorporation)


        000-49810                                         65-1129207
   (Commission File Number)                  (IRS Employer Identification No.)


             875 East Silverado Ranch, Suite 2176, Las Vegas, Nevada 89123
                      (address of principal executive offices)


                                  (702) 270-4255
               (Registrant's telephone number, including area code)

                               3360 NW 53rd Circle
                               Boca Raton, FL  33496
        (Former name and former address, if changed since last report.)



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Item 1.  Changes in Control of Registrant.

On December 2, 2002, Golf Product Technologies, Inc. ("Golf Product Technologies") finalized the acquisition of one hundred percent (100%) of the issued and outstanding capital stock of One World Payment Systems Inc. ("OneWPS"). The terms of the acquisition are set forth in the Stock Purchase Agreement dated November 11, 2002 between Golf Product Technologies and the shareholders of OneWPS. A copy of the Stock Purchase Agreement is attached hereto as Exhibit 2.1.

The stockholders of OneWPS received in the aggregate 2,333,334 restricted shares of the common stock of Golf Product Technologies in exchange for 100% of the issued and outstanding stock of OneWPS. As part of the acquisition, 4,400,000 of the issued and outstanding shares of Golf Product Technologies were cancelled leaving a total of 3,562,084 shares of common stock issued and outstanding immediately following the acquisition. After the consummation of the acquisition, Golf Product Technologies forward split its common shares on a three for one basis. Accordingly, there are now 10, 686,252 shares of common stock of Golf Product Technologies issued and outstanding, 3,386,250 of which are free trading.

The preexisting member of Golf Product Technologies' board of directors resigned immediately prior to the acquisition. This resignation and the appointment of new directors will be effective ten days following the filing of a Schedule 14F-1. The following persons have been appointed to the board of directors: Edward Panos and Richard Fitzpatrick.


OneWPS is focused on the provision of advanced electronic payment solutions to the Business-to-Business (B2B) and Business-to-Consumer
(B2C) Internet markets. OneWPS provides unique value to the market by integrating payment technologies offered by various financial institutions and payment technology providers in a solution offering thereby providing an aggregated view of the transactions to the Merchants utilizing the OneWPS solution. In addition OneWPS' payment transaction protocol allows for the bilateral exchange of funds, thereby providing the merchant with the ability to transfer funds to Consumers and other Merchants utilizing the preferred payment mechanisms specified by each party. The Consumer is provided with the benefits of advanced payment technologies utilizing debit as well as credit instruments in an environment tailored to the security, performance, and ease of use that the Consumer requires to conduct funds transfer transactions by international as well as domestic Internet Merchants.

At the present time, the business operations of OneWPS constitute all of the business operations of Golf Product Technologies.

Item 2.  Acquisition or Disposition of Assets

As described in Item 1 above, as a result of the acquisition, Golf Product Technologies has acquired one hundred percent (100%) of the issued and outstanding capital stock of OneWPS. Please see Item 1 above for additional disclosure regarding the acquisition.

Golf Product Technologies will file the required financial statements and pro forma financial information as an amendment to this Form 8-K as soon as practicable but not later than sixty (60) days from the date of this Form.


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Item 7.  Exhibits.

Exhibit No.           Description

2.1                   Stock Purchase Agreement by and between Golf
                      Product Technologies and the shareholders of OneWPS.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: December 18, 2002                   Golf Product Technologies, Inc.


                                          By: /s/ Edward Panos
                                          --------------------
                                          Edward Panos, President


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                                EXHIBIT INDEX


Exhibit  No.           Description

2.1                    Stock Purchase Agreement by and between
                       Golf Product Technologies and the
                       shareholders of OneWPS.

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